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                                                                     EXHIBIT 4.1

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     This Amendment No. 1 (the "Amendment") is effective as of September 16, 1999, to that certain Rights Agreement dated as of May 28, 1999, by and between Puroflow Incorporated, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agent").

                              W I T N E S S E T H

     WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of May 28, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Rights Agreement"); and

     WHEREAS, the parties desire to amend the Rights Agreement to amend
Section 1(a) of and Exhibit C to the Rights Agreement, all in accordance with
Section 27 of the Rights Agreement.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows.

     1. Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Rights Agreement.

     2. Section 1(a) of the Rights Agreement is hereby amended to increase the beneficial ownership threshold referenced therein from 17.5% to 20%. All references to "17.5%" contained in Section 1(a) are hereby replaced with "20%."

     3. Exhibit C to the Rights Agreement is hereby amended to replace all references to "17.5%" contained therein with "20%."

     4. This Amendment and the rights and obligations of the parties shall be interpreted in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed therein without giving effect to principles of conflict of laws.

     5. This Amendment may be executed in counterparts, and when taken together shall be construed as one document.

     6. Except as amended hereby, all of the terms and provisions of the Rights Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to
Rights Agreement to be duly executed and delivered as of the date and year first above written.

                                    PUROFLOW INCORPORATED



                                    By:  /s/ Michael H. Figoff
                                       -------------------------------------
                                       Michael H. Figoff
                                       President and Chief Executive Officer


                                    CONTINENTAL STOCK TRANSFER & TRUST
                                     COMPANY


                                    By:  /s/ R. Bernhammer
                                       -------------------------------------
                                       Name:  R. Bernhammer
                                       Title:  Vice President




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